UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 17, 2020, Viasat, Inc. issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the pricing of an offering of $400.0 million in aggregate principal amount of 6.500% Senior Notes due 2028 (the “Notes”) to be issued through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The Notes will have an interest rate of 6.500% per annum and will be issued at a price equal to 100.00% of their face value.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Press Release dated June 17, 2020 issued by Viasat, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: June 18, 2020	By:	/s/ Paul Castor
	Name:	Paul Castor
	Title:	Vice President, Chief Corporate Counsel